AMENDMENT to

RBC FUNDS TRUST

SECOND AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3

under the

INVESTMENT COMPANY ACT OF 1940

WHEREAS, pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, RBC Funds Trust (the “Trust”) established a Rule 18f-3 multi-class plan which took effect on December 6, 2012, as amended and restated from time to time and most recently as of March 11, 2019 (the “Plan”), which sets forth the multi-class system for the Trust; and

WHEREAS, Section II of the Plan contemplates that changes to the Funds and classes covered by the Plan may be effected by the adoption of an amended Schedule A to the Plan; and

WHEREAS, in connection with (a) the launch of Class R6 shares of RBC BlueBay High Yield Bond Fund and (b) the liquidation of certain funds, the Trust wishes update the Plan to reflect an amended Schedule A thereto;

NOW THEREFORE, the Plan is amended as follows:

1.	Replacement of Schedule A. Schedule A to the Plan is hereby replaced with Schedule A attached hereto.

2.	Effective Date. This amendment will be effective on the date set forth on Schedule A hereto.

3.	Original Plan. With the exception of the foregoing amendment, the Plan shall continue in full force and effect.

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SCHEDULE A

As adopted by the RBC Funds Trust Board of Trustees effective October 1, 2025

Series of RBC Funds Trust	Class I	Class A	Class R6	Class IS	Class Y
RBC BlueBay Access Capital Community Investment Fund	x	x		x
RBC BlueBay Core Plus Bond Fund	x	x	x
RBC BlueBay Emerging Market Debt Fund	x	x	x
RBC BlueBay High Yield Bond Fund	x	x	x
RBC BlueBay Impact Bond Fund	x	x	x		x
RBC BlueBay Short Duration Fixed Income Fund	x	x
RBC BlueBay Strategic Income Fund	x	x	x
RBC BlueBay Ultra-Short Fixed Income Fund	x	x
RBC China Equity Fund	x	x	x
RBC Emerging Markets Equity Fund	x	x	x
RBC Emerging Markets ex-China Equity Fund	x	x	x
RBC Emerging Markets Value Equity Fund	x	x	x
RBC Global Opportunities Fund	x	x	x
RBC International Equity Fund	x	x	x
RBC International Small Cap Equity	x	x	x
RBC SMID Cap Growth Fund	x	x	x